INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-45014 of Weststar Financial Services Corporation on Form SB-2 of our report dated January 25, 2000 appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

Hickory, North Carolina
October 11, 2000